UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2017

SAREPTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-14895 (Commission File Number)	93-0797222 (IRS Employer Identification No.)

215 First Street Suite 415 Cambridge, MA (Address of principal executive offices)		02142 (Zip Code)

Registrant’s telephone number, including area code: (617) 274-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2017, Edward M. Kaye, M.D. tendered his resignation as President and Chief Executive Officer of Sarepta Therapeutics, Inc. (the “Company”) effective on that date. Also on June 26, 2017, Dr. Kaye tendered his resignation as a director of the Company, effective upon a date to be determined by the Company’s Board of Directors (the “Board”) or the Board’s Nominating and Corporate Governance Committee. On August 17, 2017, the Board accepted Dr. Kaye’s resignation as a director and approved his engagement as an independent consultant to the Company. Also on August 17, 2017, Dr. Kaye delivered to the Company a General Release in favor of the Company that provides, in exchange for a release of claims, certain payments and benefits, all as set forth in his Amended and Restated Employment Agreement dated September 20, 2016 (the “Employment Agreement”).

In connection with his engagement as a consultant, the Company entered into a Consulting Agreement (the “Agreement”) with Dr. Kaye, commencing on August 17, 2017 (the “Effective Date”) and ending upon the first to occur of (a) Dr. Kaye’s death or permanent disability and (b) August 17, 2018. At the Company’s option, the Agreement may be extended for up to an additional year, and the Company may terminate the Agreement upon written notice provided to Dr. Kaye (the period of time between the Effective Date and the termination of the Agreement is referred to herein as the “Consulting Period”). Pursuant to the terms of the Agreement, Dr. Kaye will answer questions with respect to matters within the scope of his responsibilities as President and Chief Executive Officer of the Company, cooperate with the Company with respect to proceedings or internal investigations involving such matters, and provide general consulting services to the Company regarding the Company and its business activities. Dr. Kaye will provide these services on an as needed basis, but in no event will exceed 10 hours a week. Under his applicable agreements, Dr. Kaye is entitled to continued vesting of certain equity awards during the Consulting Period. In consideration for his consulting services, the Company will pay Dr. Kaye $500.00 per hour.

The foregoing description of the terms of the Agreement is not complete and is qualified in its entirety by reference to the full text thereof, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2017	SAREPTA THERAPEUTICS, INC.

	By:	/s/ Douglas S. Ingram
	Name:	Douglas S. Ingram
	Title:	President and Chief Executive Officer